Exhibit 10.1

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of February 22, 2011, among Lember Consulting Inc., a New York corporation (the "Seller") and Game Face Gaming, Inc. a Florida corporation or a wholly-owned subsidiary thereof (the "Purchaser").

W I T N E S S E T H:

WHEREAS, the Purchaser desires to acquire from the Seller, and the Seller desires to sell to the Purchaser, all of the Seller's assets relating to a non-wagering, non-games of chance (such as chess, poker, and backgammon), multi-platform, multiplayer and social, game software company known as “Faceup Gaming” accessible by and through the web site on the world wide web, commonly known as http://faceupgaming.com/ (the "Business") upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Board of Directors of the Purchaser, and the Board of Directors and sole shareholder of the Seller have each determined that it is in their respective best interest, for the Purchaser to purchase such assets and own the Business (the "Asset Purchase") upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties do hereby agree as follows:

1. CERTAIN DEFINITIONS.

1.1 Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified or referred to below:

                “Action” means any administrative, regulatory, judicial or other proceeding by or before any Governmental Authority or arbitrator.

"Affiliate" of any Person shall mean any Person which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person.  For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"Agreement" shall have the meaning set forth in the recitals.

“Alternative Transaction" shall have the meaning set forth in Section 6.4.

"Asset Purchase" shall have the meaning set forth in the recitals.

"Assets" shall have the meaning set forth in Section 2.1.

“Assigned Contracts” shall mean, to the extent identified on Schedule 2.1(v), all contracts, agreements, guaranties, plans, policies and arrangements, whether written or oral, relating to the Business or to which the Business is subject.

“Assumed Liabilities” shall have the meaning set forth in Section 2.2(b).

 "Business Day" shall mean any day that is not a Saturday or a Sunday or a day on which banks located in New York City are authorized or required to be closed.

"Consideration Shares" shall have the meaning set forth in Section 2.4.

"Claims” means any and all claims, demands or causes of action, relating to or resulting from an Action.

"Closing" shall have the meaning set forth in Section 3.1.

"Closing Date" shall have the meaning set forth in Section 3.1.

"Code" shall mean the Internal Revenue Code of 1986, as amended.  All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

"Consulting Agreements" shall mean the Consulting Agreement dated the Closing Date by and between the Purchaser and Alex Lemberg and an Employment Agreement by and between the Purchaser and Felix Elinson, substantially in the form of Exhibit A and Exhibit B attached hereto.

"Contemplated Transactions" shall mean the Asset Purchase and the execution, delivery and performance of and compliance with this Agreement and all other agreements to be executed and delivered pursuant to this Agreement.

"Contract" shall mean all contracts, agreements, commitments, notes, bonds, deeds of trust, indentures, leases, mortgages, arrangements, instruments, documents of any nature or description that a Person is party to or obligated by.

"Damages" shall have the meaning set forth in Section 9.1.

"Encumbrance" shall mean any security interest, pledge, mortgage, lien, charge, encumbrance, license, easement, right-of-way, cloud on title, adverse claim, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

"GAAP" shall mean generally accepted accounting principles in the United States.

"Governmental Body" shall mean any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for money borrowed, including without limitation, accounts payable, trade payables and accrued liabilities incurred in the ordinary course of business; (ii) all obligations of such Person evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (iii) all obligations of such Person issued or assumed for deferred purchase price payments; (iv) all obligations of such Person under leases required to be capitalized in accordance with GAAP, and (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance, guarantees or similar credit transactions.

"Intellectual Property" shall mean any and all: (a) invention registrations, (b) patents (including but not limited to design patents), patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all improvements to the inventions disclosed in each such registration, patent or application, (c) domain names, trademarks, trademark rights, business identifiers, service marks, trade dress, logos, trade names, brand names and corporate names (and any derviations thereof), whether or not registered, including but not limited to all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in any trademark offices throughout the world, (d) registered and unregistered copyrights in both published works and unpublished works (including but not limited to copyrights on designs) and registrations and applications for registration thereof, (e) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (f) all know-how, trade secrets and confidential or proprietary, technical and business information (including but not limited to ideas, pricing information, client lists and other data, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (g) whether or not confidential, technology (including know-how and show-how), production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (h) all goodwill associated therewith accruing from the dates of first use thereof, and all rights associated with the foregoing, (i) any extension, division, continuation or continuation-in-part, reissue or re-examination thereof, and all rights in and to all income, royalties, Damages, claims and payments now or hereafter due or payable with respect thereto and (j) all Contracts granting any right, title, license or privilege under the intellectual property rights of any third party.

"IRS" shall mean the Internal Revenue Service.

"Laws" shall mean all federal, state, local, regional, municipal or foreign laws, statutes, rules, regulations, ordinances, codes, decrees, judgments, orders or other legal requirements.

"Party" shall mean either the Purchaser or the Seller.

"Person" shall mean any individual, corporation, limited liability company,  partnership, joint venture, trust, association, unincorporated organization, other entity or Governmental Body.

"Purchase Price" shall have the meaning set forth in Section 2.4.

"Purchaser Indemnified Parties" shall have the meaning set forth in Section 9.1.

"Records " shall have the meaning set forth in Section 2.1(iii).

"SEC" means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

"Seller Contract" shall have the meaning set forth in Section 4.14(a).

"Seller Indemnified Parties" shall have the meaning set forth in Section 9.2.

"Seller Licenses" shall have the meaning set forth in Section 2.1(ii).

"Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Body and shall include any transferee liability in respect of Taxes.

"Tax Returns" shall mean any federal, state, local or foreign return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Body in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

"Transaction Documents" shall mean, collectively, this Agreement and any and all agreements, exhibits, schedules, certificates, instruments and other documents contemplated hereby or executed and delivered in connection herewith.

"Unassumed Liabilities" shall mean, any and all liabilities, duties and obligations of, and claims against or relating to, the Seller or the ownership, possession or use of any of the Assets prior to the Closing, whether accrued, unaccrued, absolute, contingent, known or unknown, asserted or unasserted and whether now existing or arising at any time prior to, at, or after the Closing (including, without limitation, all liabilities of the Seller  to any employee, consultant, or agent of the Sellers, or to their respective spouses and/or children and/or Affiliates, in any amount whatsoever, and all liabilities of the Sellers with respect to this Agreement or the Contemplated Transactions, including, without limitation, legal and accounting fees) and any Encumbrance upon any of the Assets.

1.2        Construction.  As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural numbers shall each be deemed to include the other whenever the context so requires. This Agreement shall be construed as a whole and in accordance with its fair meaning and without regard to any presumption or other rule requiring construction against the Party causing this Agreement or any part hereof to be drafted. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.
The Parties acknowledge that each Party has reviewed this Agreement and has had the opportunity to have it reviewed by legal counsel of its own choosing.

2. PURCHASE AND SALE OF ASSETS.

2.1 Purchase and Sale of Assets.  Upon the terms and subject to the conditions set forth herein, and on the basis of the representations and warranties contained herein, at the Closing, the Seller shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, all of Seller's right, title and interest in and to the assets of the Seller, of every kind, nature and description, personal, tangible and intangible, related directly or indirectly to the Business, including without limiting the generality of the foregoing:

(i)     all of the Intellectual Property, including without limitation the provisional patent pending 61/423,751, all as identified on Schedule 2.1(i);

(ii)    all rights and incidents of interest in and to all licenses, franchises, grants, easements, exceptions, certificates, consents, permits, approvals, orders and other authorizations of any Governmental Body relating to the Assets, all of which have been identified on Schedule 2.1(ii) (the “Seller Licenses”);

(iii)    all documents and records relating to the Assets (including without limitation, all personnel records, business plans and models, technical design and know-how, sales data, potential customer lists, and all other information relating to potential customers, representatives, and other information including advertising materials) and copies of all accounting books, records, ledgers and electronic data processing materials (collectively, the “Records”);

(iv)    all claims against third parties relating to the Business or the Assets, whether choate or inchoate, known or unknown, contingent or otherwise, all as identified on Schedule 2.1(iv);

(v)     all the Assigned Contracts, all of which have been identified on Schedule 2.1(v) (the “Assigned Contracts”);

(vi)    all transferable prepayments, contractual deposits and other funds to be received for services to be performed after the Closing, all of which have been identified Schedule 2.1(vi);

(vii)   those physical assets critical to the operation of the Business as set forth on Schedule 2.1(vii); and

(viii)   all other properties and assets of every and, character or description, tangible or intangible owned by the Sellers and used or held for use in connection with the Business, as identified on Schedule 2.1(viii).

The assets, properties and rights to be conveyed, sold, transferred, assigned and delivered to Purchaser pursuant to this Agreement are sometimes hereinafter collectively referred to as the “Assets”.

2.2 Liabilities.

(a) Purchaser shall not assume or otherwise be bound by or responsible or liable for any Unassumed Liability or any other liability, duty or obligation incurred by the Seller or any liability, duty or obligation arising out of a breach, violation or default by the Seller of or under any Law or Contract (including any event occurring or fact or circumstance existing as of or prior to the Closing Date that, with the passage of time or the giving of notice or both, may become such a breach, violation or default).

(b)        Purchaser shall assume and agree to perform the liabilities of the Seller described in Schedule 2.2(b) (the “Assumed Liabilities”) arising on and after the Closing, including without limitation $80,000 owed to Icreon Communications (P) Ltd.

(c) Seller covenants and agrees that, prior to or simultaneously with the Closing, all Unassumed Liabilities shall be paid, discharged and performed in full and upon the reasonable request of Purchaser, the Seller shall obtain from the Persons to whom such Unassumed Liabilities are owed, unconditional releases, in form and substance reasonably satisfactory to the Purchaser and its counsel, of the Purchaser and the Assets from all responsibilities, liabilities and claims with respect to such Unassumed Liabilities.

2.3 Transfer of Assets.  The transfer of the Assets as herein contemplated shall be made by the Seller, free and clear of all Encumbrances of any kind or nature and shall be effected by such bills of sale, endorsements, assignments, drafts, checks, deeds and other instruments of transfer, conveyance and assignment as shall be necessary or appropriate to transfer, convey and assign the Assets to the Purchaser on the Closing Date as contemplated by this Agreement and as shall be requested by the Purchaser.  The Seller shall, at any time and from time to time after the Closing Date, execute and deliver such other instruments of transfer and conveyance and do all such further acts and things as may be reasonably requested by the Purchaser to transfer, convey, assign, and deliver to the Purchaser or to aid and assist the Purchaser in collecting and reducing to possession any and all of the Assets, or to vest in the Purchaser good, valid and legal and beneficial title to the Assets which had been owned by the Seller or its assignors prior to the Closing.

2.4 Purchase Price.  The full and complete purchase price for the Assets (the "Purchase Price") shall be the issuance to the Seller of an aggregate of 22,666,667 shares of common stock (the "Consideration Shares").

2.5 Allocation of Purchase Price.  The Purchaser and the Seller hereby agree that the Purchase Price to be payable by the Purchaser in connection with the sale and purchase of the Assets shall be allocated by the Purchaser and the Seller as set forth on Schedule 2.5 hereof.  Such agreed allocation will be intended to comply with Section 1060 of the Code, and the Parties hereby agree to report the transactions contemplated by this Agreement for federal income tax purposes in accordance with such allocation.

2.6 Clearance Certificates.  To the extent required by Law and as reasonably requested by Purchaser as determined pursuant to its due diligence investigation, to relieve the Purchaser of any liability for unpaid sales or similar Taxes of the Seller attributable to periods prior to the Closing Date, the Seller shall, prior to the Closing Date, take all necessary action in order to obtain clearance certificates or similar documents from any applicable Tax authority and deliver such certificates and similar documentation to Purchaser at Closing. All of such certificates or similar documents are attached hereto as Exhibit C.

3. THE CLOSING.

3.1 Closing Date.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Purchaser, within five (5) Business Days after the date on which the conditions set forth in this Agreement shall be satisfied or duly waived, or such other place and date as the Purchaser and the Seller may agree in writing (such date and time of the Closing is referred to herein as the "Closing Date").

3.2 Deliveries by the Purchaser at the Closing.  At the Closing, the Purchaser shall deliver to the Seller the following:

(a)    the Consideration Shares;

(b)    the Consulting Agreements; and

(c)     such other instruments and certificates as may be reasonably requested by the Seller.

3.3 Deliveries by the Seller at the Closing.  At the Closing, the Seller shall deliver to the Purchaser the following:

(a)      executed and acknowledged (if appropriate) assignments, bills of sale and/or certificates of title, dated the Closing Date, transferring to the Purchaser all of the Assets free and clear of all Encumbrances, each satisfactory to the Purchaser in form and substance;

(b)     if applicable, payoff letters, UCC-3 termination statements and other documentation relating to the release of all Encumbrances on the Assets, including without limitation those referred to in Section 2.2(c);

(c)     the Consulting Agreements;

(d)     originals of the Records;

(e)      all the Schedules to this Agreement and the information contained therein, which, notwithstanding anything contained herein to the contrary, shall be delivered no later than two Business Days prior to the Closing Date;

(f)       third party consents, in form and substance reasonably satisfactory to the Purchaser, to the Assigned Contracts; and

 (g)     such other instruments and certificates as may be requested by the Purchaser.

3.4    Registration Exemption.  It is intended that the Consideration Shares will be issued pursuant to Section 4(2) of the Securities Act and therefore shall not require registration under the Securities Act or any other relevant Law.

3.5    Restrictive Legends.  Certificates evidencing the Consideration Shares pursuant to this Agreement may bear one or more of the following legends, including without limitation, any legend required by the laws of any jurisdiction in which a holder of Consideration Shares resides, and any legend required by applicable Law:

         “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW."

3.6   Power of Attorney.  Effective upon the Closing Date, the Seller hereby irrevocably constitutes and appoints the Purchaser, its successors and assigns, the true and lawful attorney of the Seller with full power of substitution, in the name of the Purchaser, or the name of the Seller, on behalf of and for the benefit of the Purchaser, to collect all items being transferred, conveyed and assigned to the Purchaser as provided herein, to endorse, without recourse, checks, notes and other instruments in the name of Seller which have been transferred to the Purchaser, to institute and prosecute, in the name of the Seller or otherwise, all proceedings which the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets, to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as the Purchaser may deem reasonably advisable.  The Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable by the Seller directly or indirectly in any manner or for any reason. The Seller further agrees that the Purchaser shall retain for its own account any amounts collected pursuant to the foregoing powers, and the Seller shall promptly transfer and deliver to the Purchaser any cash or other property received by the Seller after the Closing Date relating to the Assets.

4. REPRESENTATIONS AND WARRANTIES OF THE SELLER.  The Seller hereby represents and warrants to the Purchaser as follows:

4.1 Organization and Authority.  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.  The Seller has all requisite corporate or other power to own, operate and lease the Assets and carry on its business as the same is now being conducted. Complete and correct copies of the Articles of Incorporation and Bylaws of the Seller, as currently in effect, have been delivered to the Purchaser.

4.2 Assets.  No Person other than the Seller has, directly or indirectly, any right to own, license or operate any of the Assets or the Business. The Assets, including without limitation, the Contracts, have all been duly and properly transferred by their previous owners to the Seller , and no other Person has the right, directly or indirectly, to own or acquire any of the Assets. There are, and at the Closing there will be, no outstanding subscriptions, options, rights, warrants, convertible securities, preemptive rights or other agreements, or understandings with respect to the sale, transfer, rights of first refusal, rights of first offer, or calls, demands or commitments of any kind relating to the sale, transfer or other disposition of any of the Assets, or related directly or indirectly to the Business.  There are, and at the Closing there will be, no outstanding contractual obligations of Seller to repurchase, redeem or otherwise acquire any shares of capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Seller does not and has never maintained any stock, partnership, joint venture or any other security or ownership interest in any other Person.

4.3 Authority Relative to Agreement.  The Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and has taken all action necessary in order to execute and deliver this Agreement and all other instruments or agreements to be executed in connection herewith and to consummate the Contemplated Transactions.  This Agreement has been duly executed and delivered by Seller.  This Agreement constitutes the valid and binding obligation of Seller, enforceable against the Seller it in accordance with its terms.

The authorized capital stock of the Seller consists of 200 shares of common stock, no par value, of which all 200 shares are issued and outstanding. All of the outstanding shares of the capital stock of the Seller are validly issued, fully paid and non-assessable. Alex Lemberg is the only legal and beneficial owner of the shares of the Seller. There are, and at the Closing there will be, no outstanding subscriptions, options, rights, warrants, convertible securities, preemptive rights or other agreements, or understandings with respect to the voting, sale, transfer, rights of first refusal, rights of first offer, proxy or registration or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Seller, whether directly or upon the exercise or conversion of other securities.  There are, and at the Closing there will be, no outstanding contractual obligations of the Seller or its shareholders to repurchase, redeem or otherwise acquire any shares of their respective capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

4.4        Absence of Conflict.  Neither the execution and delivery of the Transaction Documents by Seller nor the consummation of the Contemplated Transactions by the Seller will (a) violate, conflict with, result in a breach or termination of, constitute a default under or give rise to a right to terminate, amend, cancel or accelerate (or an event which, with notice or lapse of time or both, would constitute the same) (i) the Articles of Incorporation or Bylaws of Seller; (ii) any Contract to which the Seller is a party or by which any of his properties or assets is bound, or (iii) any Law, order of a Governmental Body or any other restriction of any kind or character applicable to the Seller or any of his properties or assets, or (b) result in the creation or imposition of any Encumbrance upon any Asset or any other property or asset of the Seller.

4.5 Consents and Approvals.  No consent, waiver, registration, certificate, approval, grant, franchise, concession, permit, license, exception or authorization of, or declaration or filing with, or notice or report to, (a) any Governmental Body or (b) any other Person (including, but not limited to, any previous owner of the Assets or the Business or any party to a Contract of the Seller) is required in connection with the execution, delivery and performance of the Transaction Documents by the Seller.

4.6 Liabilities.  Except under Contracts constituting all or part of the Assumed Liabilities, Seller has no obligation, liability or Indebtedness of any nature (whether direct, indirect, absolute, accrued, contingent, vested or otherwise) in connection with the Assets, the Contracts or the Business. In addition, Seller is not directly or indirectly (a) liable, by guarantee or otherwise, upon or with respect to, or (b) obligated to provide funds with respect to, or to guarantee or assume, any Indebtedness or other obligation of any Person.

4.7 Litigation.  There is no Action pending or threatened against or involving the Business or the Seller, its officers directors or shareholders or with respect to the activities of any consultant, employee or agent of the Seller.  Neither Seller nor any of its officers, directors or shareholders has received any notice of any event or occurrence which could result in any Claim.

4.8 Tax Matters.

(a) Except as set forth on Schedule 4.8(a), Seller has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by it, pursuant to the Laws or administrative requirements of each Governmental Body with taxing power over it or its assets.  As of the time of filing, all such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status, and other matters of the Seller and any other information required to be shown thereon.  An extension of time within which to file any such Tax Return that has not been filed has not been requested or granted.  There is no audit, action, suit, claim, proceeding or any investigation or inquiry, whether formal or informal, public or private, now pending or threatened against or with respect to the Seller in respect of any Tax.  There are no Encumbrances for Taxes upon the assets of the Seller.

(b) With respect to all amounts in respect of Taxes imposed on the Seller or for which it is or could be reasonably liable, whether to Governmental Bodies (as, for example, under Law) or to other Persons (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods through the Closing, (i) all applicable tax laws and agreements have been complied with in all material respects, and (ii) all such amounts required to be paid by the Seller to Governmental Bodies or others on or before the date hereof have been paid.

(c) As of the date hereof, Seller has not requested, executed or filed with the IRS or any other Governmental Body any agreement or other document extending or having the effect of extending the period for assessment or collection of any Taxes for which he could be liable and which still is in effect.

(d) There exists no tax assessment, proposed or otherwise, against Seller nor any lien for Taxes against any of his assets or property.

(e) All Taxes that Seller is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(f) Seller is not a party to, bound by or subject to any obligation under any tax sharing, tax indemnity, tax allocation or similar agreement.

(g) There is no claim, audit, action, suit, proceeding, or investigation with respect to Taxes due or claimed to be due from the Seller or of any Tax Return filed or required to be filed by the Seller or pending or threatened against or with respect to the Seller.

(h)  The Seller has not filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Seller.

4.9 No Brokers or Finders.  Neither Seller, nor any of its Affiliates, agents or employees on its behalf, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions, and no Person has or will have any right, interest or valid claim against or upon the Purchaser or its Affiliates, agents or employees for any such fee or commission.

4.10 Material Adverse Change.  There has been no material adverse change in the business, operations or financial condition of the Business or any event, condition or contingency that could reasonably be expected to result in such a material adverse effect with respect to the Business.

4.11 Compliance with Law.  The operations of the Business have been conducted in all respects in accordance with all applicable Laws.  The Seller has not received any notification of any asserted present or past failure to comply with any such Laws, and the Seller is in compliance in all respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any such Laws.  The Seller Licenses constitute all licenses, permits, orders, certificates, authorizations or other approvals of Governmental Bodies required for the conduct of the Business under applicable Laws. The Seller is not in violation of any such Seller License.  All such Seller Licenses are in full force and effect and no suspension or cancellation thereof has been threatened.

4.12 Title to Property; Sufficiency; Encumbrances.

(a) The Seller leases or owns all the Assets; the Assets constitute all the properties and assets currently used by them in the Business, and with respect to contract rights, is a party to and enjoys the right to the benefits of all Contracts used in or relating to the conduct of the Business.  The Seller has good and marketable title to, or, in the case of leased assets, valid and subsisting leasehold interests in, all of the Assets, free and clear of all Encumbrances.

(b) Following the Closing, the Purchaser will own, pursuant to good and marketable title, or lease, under valid and subsisting leases, the Assets without incurring any penalty or other adverse consequence.

4.13 Intellectual Property Rights.

(a)    No Intellectual Property or product or service of the Seller is subject to any Action or Claim which may affect the validity, use or enforceability of such Intellectual Property.  There is no stipulation restricting in any manner the use, transfer, or licensing thereof by the Seller.

(b)   Schedule 4.13 is a complete and accurate list of all the Intellectual Property; each item of the Intellectual Property is valid and subsisting.

(c)   The Seller owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted) to, each item of the Intellectual Property free and clear of any Encumbrances (excluding licenses and related restrictions).

(d) Schedule 4.13 lists all Contracts to which the Seller is a party, including without limitation (i) with respect to the Intellectual Property licensed or transferred to any Person or (ii) pursuant to which a Person has licensed or transferred any Intellectual Property to the Seller.

(e) The Contracts relating to the Intellectual Property listed on Schedule 4.13 are in full force and effect.  The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such Contracts.  The Seller is in compliance with, and has not breached any term of such Contracts and all other parties to such Contracts are in compliance with, and have not breached any term of, such Contracts.  Following the Closing, the Purchaser will be permitted to exercise all the rights under such Contracts to the same extent the Seller would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments.

(f)    The Seller possesses all the Intellectual Property rights necessary to effectuate the Business as currently conducted and as proposed to be conducted.  Neither Seller nor the fomer owners or operators of the Assets has infringed or misappropriated any Intellectual Property of any third party or engaged in unfair competition or any unlawful trade practice.  Neither Seller nor its Affiliates has received notice from any third party that the operation of the Business, or any act, product or service of the Business, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction. No Person has infringed or misappropriated or is infringing or misappropriating any of the Intellectual Property.

(g)   The Seller has taken reasonable steps to protect its rights in its confidential information and trade secrets that they wish to protect or any trade secrets or confidential information of third parties provided to it relating to the Business.

4.14 Material Contracts.

(a) Schedule 4.14 contains a true, complete and accurate list of all Contracts, whether written or oral, relating to the Business to which Seller is a party or by which any of its assets are bound (each, a "Seller Contract"). Neither Seller nor any of its Affiliates has any obligation under, and is not a party to any consulting or other Contract with independent agents, consultants, representatives or other Persons which are not Assigned Contracts nor does either Seller have any Contract which is not an Assigned Contract. Neither Seller nor any of its Affiliates is obligated under any loan agreement, promissory note or other evidence of Indebtedness as a signatory, guarantor or otherwise and has not otherwise guaranteed the performance by any Person of the obligations of such Person under any Contract.

(b) Except as set forth on Schedule 4.14, no consent of any party to any Seller Contract is required in connection with the execution, delivery and performance of this Agreement or the Contemplated Transactions.

(c)        Neither Seller nor any of its Affiliates is in default under any Assigned Contract, nor has any event occurred, which through the passage of time or the giving of notice, or both, would constitute a default by any Person, would cause the acceleration of any of his obligations thereunder, or would result in the creation of any Encumbrance or restriction on any of the Assets.  No third party is in default under any lease or contract to which the Seller is a party, nor has any event occurred that, through the passage of time or the giving of notice, or both, would constitute a default thereunder.

(d) Except as set forth on Schedule 4.14, neither Seller nor any of its Affiliates is a party to or bound by any Contract which (i) limits such Person from competing in any line of business or with any Person or in any geographic area or during any time period or (ii) grants any Person any preferential right to purchase any properties or assets from the Seller.

4.15 Affiliated Transactions.  Except as set forth on Schedule 4.15, no Affiliate or other family member (i) has borrowed or has been advanced funds from or loaned funds to the Seller, (ii) is a party to a Contract with the Seller or (iii) has engaged in any transaction with the Seller which relates directly or indirectly to the Business.

4.16  Ordinary Course.  The Business has been conducted only in the ordinary and usual course of business consistent with past practice.  The Business has not suffered any adverse change in its prospects since its inception.

4.17 Employee Matters.  The Seller is not (a) a party to any union, collective bargaining or similar agreement; (b) provides or is obligated to provide any profit sharing, deferred compensation, bonus, savings, stock option, stock purchase, pension, consulting, retirement, welfare or other incentive plan or agreement; (c) provides or is obligated to provide “fringe benefits” or any employee perquisites to consultants, representatives, agents or employees, including, without limitation, vacation, sick leave, medical, hospitalization, insurance and related benefits; or (d) a party to any employment or consulting agreement not listed on Schedule 4.14.  No present or former employee, consultant or agent of Seller nor any of its Affiliates has any claim on account of or for bonuses, vacation, time off earned or otherwise. On or before the Closing Date all accrued wages, salary, bonus, commissions, vacation and sick pay and Taxes relating thereto shall be paid in full by the Seller to all third parties, including without limitation, all its employees, agents and representatives.

4.18 Records. The Records are the true books and records of the Assets and the Business and truly and accurately reflect the underlying facts and transactions. The Records and the Intellectual Property contain all the documentation required to operate the business after the Closing Date as presently operated and no other records or documents exist which are necessary to operate the Business.

4.19 Securities Representations.

(a)        Investment Purposes.  The Seller is acquiring the Consideration Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws.  No other Person has a direct or indirect beneficial interest in, and Seller does not have any Contract with any Person to sell, transfer or grant participations to such Person or to any third party with respect to the Consideration Shares or any part thereof. Notwithstanding the foregoing, the Purchaser agrees and acknowledges that Seller shall distribute the Consideration Shares equally to Felix Elinson and Elina Leonova.

(b)        No General Solicitation.  The Seller is not receiving the Consideration Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or presented at any seminar or similar gathering; or any solicitation of a subscription by a Person, other than Purchaser personnel, previously known to the Seller or its Affiliates.

(c)        No Obligation to Register Shares.  The Seller understands that the Purchaser is under no obligation to register the Consideration Shares under the Securities Act, or to assist such Seller in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.  The Seller understands that the Consideration Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available.  All certificates evidencing the Consideration Shares will bear a legend stating that the Consideration Shares have not been registered under the Securities Act or state securities laws and they may not be resold unless they are registered under the Securities Act and applicable state securities laws or exempt therefrom.

(d)        Investment Experience.  The Seller, or such Seller’s professional advisor, has such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments of the nature of the Consideration Shares.  By reason of the business and financial experience of the Seller or its professional advisor, the Seller can protect its own interests in connection with the transactions described in this Agreement.  The Seller is able to afford the loss of its entire investment in the Consideration Shares.

(e)        Exemption from Registration.  The Seller acknowledges its understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act.  In furtherance thereof, in addition to the other representations and warranties of such Seller made herein, the Seller further represents and warrants to and agrees with the Purchaser as follows:

                (1)        The Seller has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to the Consideration Shares;

                (2)        The Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its exchange of the Assets and the Business in consideration for the Consideration Shares;

                (3)        The Seller has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Purchaser and all other information to the extent the Purchaser possesses such information or can acquire it without unreasonable effort or expense;

                (4)        The Seller has received and reviewed the documents filed by the Purchaser with the SEC and has also considered the uncertainties and difficulties frequently encountered by companies such as the Purchaser; and

                (5)        The Seller agrees and acknowledges that there is a substantial risk of dilution on the Consideration Shares since the Purchaser does not have adequate funding and will need to raise capital in order to effectuate the Business.

        4.20   No Reliance.  Other than as expressly set forth herein, the Seller is not relying upon any other information, representation or warranty by the Purchaser or any Affiliate, officer, director, stockholder, agent or representative of the Purchaser in determining to exchange the Assets for the Consideration Shares.

        4.21  Release.   Seller agrees and acknowledges that upon the Closing it shall have no direct or indirect rights to the Assets or the Business, other than the Consideration Shares and if appropriate, as expressly provided for in the Consulting Agreement.

4.22 Accuracy. All representations, warranties and certifications contained in this Agreement, including any schedules delivered herewith, and all the other documents delivered in connection with this Agreement and the Contemplated Transaction delivered directly or indirectly by the Seller are true, correct and complete, do not contain any statement which is false or misleading with respect to a material fact and do not omit to state a material fact necessary in order to make the statements herein and therein not false or misleading.

 5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The Purchaser hereby represents and warrants to the Seller as follows:

5.1 Organization and Good Standing.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.  The Purchaser has all requisite corporate or other power to own, operate and lease its properties and carry on its business as the same is now being conducted.

5.2 Authority Relative to Agreement.  The Purchaser has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and has taken all action, corporate or otherwise, necessary in order to execute and deliver this Agreement and all other instruments or agreements to be executed in connection herewith and to consummate the Contemplated Transactions.  This Agreement has been duly executed and delivered by the Purchaser.  This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights).

5.3 Absence of Conflict.  Neither the execution and delivery of the Transaction Documents by the Purchaser nor the consummation of the Contemplated Transactions by the Purchaser will (a) violate, conflict with, result in a breach or termination of, constitute a default under or give rise to a right to terminate, amend, cancel or accelerate (or an event which, with notice or lapse of time or both, would constitute the same) (i) any material Contract to which the Purchaser is a party or by which any of its properties or assets is bound; (ii) the Certificate of Incorporation or Bylaws of the Purchaser or (iii) any Law, order of a Governmental Body or any other restriction of any kind or character applicable to the Purchaser or any of its properties or assets; or (b) result in the creation or imposition of any Encumbrance upon any properties or assets of the Purchaser except where any such violation, conflict, breach, termination, default, amendment, cancellation, acceleration or Encumbrance would not have a material adverse effect on the Purchaser or the Contemplated Transactions.

5.4 Consents and Approvals.  No consent, waiver, registration, certificate, approval, grant, franchise, concession, permit, license, exception or authorization of, or declaration or filing with, or notice or report to, (a) any Governmental Body and (b) any other Person (including, but not limited to, any party to a Contract of the Purchaser), is required in connection with the execution, delivery and performance of the Transaction Documents by the Purchaser, other than approvals which have already been obtained and except where the failure to obtain any such approval would not have a material adverse effect on the Contemplated Transactions and other than the filing of a Current Report on Form 8-K with the SEC.

5.5 Consideration Shares.  The Consideration Shares, when issued to the Sellers in accordance with the terms of this Agreement, shall be are duly authorized, validly issued, fully paid and nonassessable. The capital structure of the Purchaser subsequent to Closing is attached hereto as Schedule 5.5.

5.6  No Brokers or Finders.  The Purchaser has not, nor have any of its Affiliates, officers, directors or employees on behalf of the Purchaser, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions.

6. COVENANTS PRIOR TO CLOSING.

6.1  Access Prior to the Closing.

(a) Between the date of this Agreement and the Closing, the Seller shall (i) give the Purchaser and its authorized representatives and agents full and complete access to all properties, personnel, facilities and offices of the Sellers and to all the books and records of the Seller (and permit the Purchaser to make copies thereof), (ii) permit the Purchaser and its authorized representative and agents to make inspections thereof, and (iii) cause the employees of, and consultants to, the Seller to furnish the Purchaser with all information and operating data and other information with respect to the business and properties of the Business and to discuss with the Purchaser and its authorized representatives the affairs of the Business.

(b)   Each of the Parties shall use reasonable efforts to cause their respective Affiliates, officers, directors, employees, auditors, attorneys, consultants, advisors and agents, to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other Party, all confidential information, including, without limitation, this Agreement or the Contemplated Transactions or any of the terms hereof, of the Seller or the Purchaser, as the case may be, furnished to the Purchaser by the Seller or to the Seller by the Purchaser, as the case may be, or any of their respective representatives in connection with the Contemplated Transactions and will not release or disclose such confidential information to any other Person, except their respective auditors, attorneys, financial advisors and other consultants, agents and advisors in connection with the consummation of the Contemplated Transactions.  If the Asset Purchase does not occur (i) such confidence shall be maintained by the Parties and each Party shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such Party, its officers, directors or such other Persons in contravention of this Agreement), and (ii) upon the request of any Party, the other Party shall promptly return to the requesting Party any written materials remaining in its possession, which materials it has received from the requesting Party or its representatives, together with any analyses or other written materials based upon the materials provided.

6.2 Publicity.  Neither Seller nor any of its Affiliates shall, directly or indirectly, issue any press release or make any other statement or disclosure with respect to this Agreement or the Contemplated Transactions without the prior written approval of the Purchaser.  Nothing contained herein shall prevent any Party at any time from furnishing any required information to any Governmental Body or from issuing any press release or making any other statement or disclosure with respect to this Agreement and the Contemplated Transactions (after consulting with the other Parties hereto) if required by Law or any regulatory agency or to comply with the terms of this Agreement.

6.3 Conduct of Business.  Except as expressly consented to in writing by the Purchaser, between the date of this Agreement and until the earlier of the termination of this Agreement in accordance with the terms hereof or the Closing, the Seller shall conduct the Business diligently, in good faith and only in the ordinary course of business consistent with past practice and use all its reasonable efforts to preserve intact its present business organization and employees and to preserve the goodwill of Persons having business relations with it. Without limiting the generality of the foregoing, neither Seller nor any of its Affiliates shall, directly or indirectly:

(a) incur or guarantee any Indebtedness, debt or liabilities of any kind or make any loans of any kind relating directly or indirectly to any of the Assets or the Business;

(b) enter into any Contract (written or oral) or transaction (A) involving consideration in excess of $5,000 or (B) for the sale, acquisition or lease of any assets or business, including without limitation directly or indirectly sell, lease, mortgage or otherwise Encumber any of his properties or assets;

(c)  modify the terms of, terminate or fail in any respect to comply with the terms of any Contract;

(d)  grant or agree to grant any employee, consultant or agent of the Business any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation or other compensation or benefit;

(e)  enter into or amend any employment, consulting, severance or similar Contract;

(f)  fail to promptly advise the Purchaser in writing of any condition or event which may have a material adverse effect on the Seller or the Business;

(g) (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (ii) spin-off any assets or businesses, sell any assets or businesses or effect any extraordinary corporate transaction, (iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

(h) issue or sell, transfer, pledge or otherwise dispose of, or agree to issue, sell, pledge or otherwise dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class, or any debt or equity securities convertible into or exchangeable for such capital stock; or

(i) agree or otherwise commit, whether in writing or otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing.

6.4 Exclusivity.   Through the earlier of the Closing or the date of termination of this Agreement pursuant to Section 10 hereof, neither Seller nor any of its Affiliates shall, directly or indirectly, through any employee, agent, representative or otherwise (and each of said Parties shall use reasonable efforts to insure such Persons shall not directly or indirectly) (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person relating to (x) any business combination with the Seller or with respect to the Business; or (y) the sale or other disposition of any of capital stock of the Seller or the Assets (an "Alternative Transaction"), (ii) enter into or participate in any negotiations, or initiate any discussions or continue any discussions initiated by others, regarding any Alternative Transaction, or furnish to any other Person any information with respect to the Assets or Business for the purposes of pursuing a possible Alternative Transaction with any other Person, or (iii) otherwise participate in, assist, facilitate or encourage any effort or attempt by any other Person to do any of the foregoing.  The Seller shall promptly notify the Purchaser of any proposal or inquiry made to it or any of his employees, agents, representatives, or otherwise with respect to any of the foregoing.

6.5 Amending Schedules.  From time to time prior to the Closing, the Parties shall promptly provide, supplement and/or amend the Schedules hereto with respect to any matter arising after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to have been set forth on the Schedules to this Agreement.

6.6  Remedies.  In addition to any and all other remedies available at law or equity, in the event the Seller shall breach or threaten to breach any of the provisions of this Article 6, the Seller agrees and acknowledges that Damages would be difficult to ascertain, the Purchaser and its Affiliates will suffer immediate, irreparable harm, and the Purchaser and its Affiliates shall be entitled, in addition to any and all other remedies, to an injunction issued by a court of competent jurisdiction restraining the aforesaid violations of the Seller without the necessity of posting a bond. Nothing contained in this Section 6.6 is intended to limit in any way any of the rights or remedies of any party to this Agreement in respect of any breach or threatened breach of this or any other provision of this Agreement.  The Seller acknowledges and agrees that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, said Party shall not use as a defense thereto that there is an adequate remedy at law. Furthermore, the Purchaser shall be entitled to a right of specific performance upon a breach of this Agreement by the Seller.

7. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER.  The obligations of the Purchaser to effect the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by the Purchaser:

7.1 Representations, Warranties and Agreements.

(a) The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing with the same effect as though made as of the Closing, unless made as of another date, in which case they shall be true and correct in all materials respects as of such date; and

(b) The Seller shall have performed and complied in all respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or as of the Closing.

7.2 No Injunction.  There shall not be in effect or threatened any injunction, order or decree of a Governmental Body of competent jurisdiction that prohibits or delays, or seeks to prohibit or delay, consummation of any material part of the Contemplated Transactions.

7.3 Approvals.  All approvals and consents necessary in connection with the execution, delivery and performance of this Agreement by the Sellers or for the consummation of the Contemplated Transactions shall have been obtained and delivered to the Purchaser and shall be in full force and effect.

7.4 No Material Adverse Effect.  No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the date of this Agreement that, in the sole and absolute discretion of the Purchaser, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a material adverse effect on the Business.

7.5 Consulting Agreements.  Alex Lemberg and Felix Elinson shall have executed and delivered the Consulting Agreement and Employment Agreement, respectively.

7.6  Secretary’s Certificate of the Seller.  The Purchaser shall have received a certificate of the Secretary of the Seller certifying (i) a true and complete copy of the resolutions duly and validly adopted by the Board of Directors and shareholders of the Seller, evidencing the authorization of the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, (ii) the names and signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered hereunder and (iii) a true and complete copy of the Articles of Incorporation and Bylaws of the Seller.

7.7 Proceedings Satisfactory.  All certificates, opinions and other documents to be delivered by the Seller to the Purchaser and all other matters to be accomplished by the Seller prior to or at the Closing shall be satisfactory in the judgment of the Purchaser and its counsel.

8. CONDITIONS TO THE OBLIGATIONS OF THE SELLER.  The obligations of the Seller to effect the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by the Sellers:

8.1 Representations, Warranties and Agreements.

(a) The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing with the same effect as though made as of the Closing, unless made as of another date, in which case they shall be true and correct in all material respects as of such date; and

(b) The Purchaser shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by them prior to or as of the Closing.

8.2 No Injunction.  There shall not be in effect or threatened any injunction, order or decree of a Governmental Body of competent jurisdiction that prohibits or delays, or seeks to prohibit or delay, consummation of any material part of the Contemplated Transactions.

8.3 Approvals.  All approvals and consents necessary in connection with the execution, delivery and performance of this Agreement by the Purchaser or for the consummation of the Contemplated Transactions shall have been obtained or made and shall be in full force and effect.

8.4 Proceedings Satisfactory.  All certificates, opinions and other documents to be delivered by the Purchaser to the Seller and all other corporate or organizational matters to be accomplished by the Purchaser prior to or at the Closing shall be satisfactory in the reasonable judgment of the Sellers and its counsel.

8.5 Corporate Approval.  Prior to the Closing, this Agreement, the Contemplated Transactions shall have been duly approved by the Board of Directors of the Purchaser in accordance with applicable Law.

 8.8 Consulting Agreements.  The Purchaser shall have executed and delivered the Consulting Agreements.

 9. INDEMNIFICATION; SURVIVAL; POST-CLOSING COVENANT.

9.1 Indemnification by the Seller. The Seller shall indemnify and hold harmless the Purchaser and its Affiliates, officers, directors, stockholders, employees and agents and the successors and assigns of all of them (the "Purchaser Indemnified Parties"), and shall reimburse the Purchaser Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys' fees) (collectively, "Damages"), arising from or in connection with (a) any inaccuracy or breach of any of the representations and warranties, of the Seller in this Agreement or in any certificate or document delivered by the Seller pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, (b) any failure by the Seller to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by the Seller pursuant to this Agreement to be performed by or complied with by the Seller, (c) any claims made by a third Person against the Purchaser or the Assets based upon a Contractual obligation of the Seller or the Business prior to the Closing Date, (d) any claims made at any time arising out of, or in connection with, any environmental laws or environmental conditions on or relating to the Assets which are based upon conditions existing prior to the Closing Date, (e) Taxes attributable to the ownership of the Assets prior to the Closing, (f) Taxes attributable to the conduct by the Seller of the Business or the Seller's operation or ownership of its Assets, (g) any claims on account of the failure of the Seller to comply with applicable bulk sales or bulk transfer Laws, (h) any claims for severance or any other compensation made by any consultant, employee, representative or agent of the Business, (i) any claim made at any time by any Governmental Body in respect of the Business for all periods prior to the Closing Date, (j) any Indebtedness, debt or obligation of the Seller other than the Assumed Liabilities or (k) any litigation, action, Claim, proceeding or investigation by any third party relating to or arising out of the Business or operations of the Seller.

9.2 Indemnification by the Purchaser.  The Purchaser shall indemnify and hold harmless the Seller and its Affiliates, employees, agents and the successors and assigns of all of them (the "Seller Indemnified Parties"), and shall reimburse the Seller Indemnified Parties for, any Damages arising from or in connection with (a) any material inaccuracy or breach of any of the representations and warranties of the Purchaser in this Agreement or in any certificate or document delivered by the Purchaser to the Seller pursuant to this Agreement, or (b) any failure by the Purchaser to perform or comply with, in any material respect, any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by the Purchaser pursuant to this Agreement to be performed by or complied with by the Purchaser, including without limitation Purchaser’s obligations with respect to the Assumed Liabilities.

9.3  Survival.  All representations, warranties, covenants and agreements of the Parties contained herein or in any other certificate or document delivered pursuant hereto shall survive until the expiration of the applicable statute of limitations.

9.4  Post-Closing Covenants.  Purchaser agrees that within thirty (30 BusinessDays from the Closing, it will close and consummate a private placement of $200,000 by and through Company convertible promissory notes.

Seller agrees that no later than ten (10) Business Days from the Closing, evidence of the submission of the assignment of the provisional patent from Seller to Purchaser filed in the U.S. Patent and Trademark Office shall be delivered to the Purchaser.

10. TERMINATION.

10.1 Termination Procedures.  This Agreement may be terminated as follows:

(a) by mutual written agreement of all of the Parties at any time;

(b) by the Purchaser, by notice to the Seller, if the Seller have breached this Agreement in any material respect and such breach is not cured within ten (10) days after written notice from the Purchaser to the Seller; or

(c) by the Seller, by notice to the Purchaser, if the Purchaser has breached this Agreement in any material respect and such breach is not cured within ten (10) days after written notice from the Seller to the Purchaser.

10.2 Effect of Termination.   In the event that this Agreement is terminated, this Agreement shall terminate without any liability or further obligation of any Party to another, except for the obligations of the Parties under Sections 6.1(b) and 6.2, and none of the Parties shall be released from liability for any intentional misrepresentation or fraud.

10.3  Expenses.  The Parties shall each bear their own respective expenses incurred in connection with this Agreement and the Contemplated Transactions.

11. MISCELLANEOUS.

11.1 Entire Agreement.  This Agreement contains, and is intended as, a complete and exclusive statement of all of the terms and the arrangements between the Parties with respect to the matters provided for, supersedes any previous agreements and understandings between the Parties with respect to those matters and cannot be changed or terminated orally.

11.2 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

11.3 Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed therein without giving effect to conflicts of law principles.  Each of the Parties agree to submit to the jurisdiction of the federal or state courts located in the City of New York in any actions or proceedings arising out of or relating to this Agreement. Each of the Parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 11.6 below and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.  EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

11.4 Further Assurances.  In case at any time after the Closing, any further action or the execution and delivery of any additional documents or instruments shall be necessary or desirable to carry out the purposes of this Agreement and render effective the consummation of the Contemplated Transactions, the Parties shall take such actions and execute such additional documents and instruments as may be reasonably requested by any other Party.

11.5  Headings.  The section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.  All references in this Agreement to Sections, Schedules and Exhibits are to sections, schedules and exhibits to this Agreement, unless otherwise indicated.

11.6 Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered by hand, (b) transmitted by facsimile (and confirmed by return facsimile), or (c) delivered, if sent by Express Mail, Federal Express or other nationally recognized overnight delivery service or registered or certified mail, return receipt requested, to the addressee at the following addresses or facsimile numbers (or to such other addresses, or facsimile number as a party may specify by notice given to the other party pursuant to this provision):

If to the Purchaser, to:

Punim Chadoshos, LLC
20 East Sunrise Highway
Valley Stream, NY 11581

with a copy to:

David Lubin & Associates, PLLC 10 Union Avenue Lynbrook, NY 11563
Facsimile No.: (516) 887-8250

If to the Seller, to:
________ ________ ________

with a copy to:
________
________
________

11.7 Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and heirs and representatives.  Except as specifically set forth herein, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person who is not a Party.  Seller shall not assign this Agreement or any of his rights or obligations hereunder without the prior written consent of the Purchaser.

11.8 Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.9 Amendment and Waiver.  This Agreement may be amended, or any provision of this Agreement may be waived, provided that such amendment or waiver will be signed by all the Parties.  The waiver of any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

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IN WITNESS WHEREOF, the Parties hereto have executed this Asset Purchase Agreement as of the date and year first above written.

Game Face Gaming, Inc.

By:	/s/ Felix Elinson
Name: Felix Elinson
Title: Chief Executive Officer

Lemberg Consulting Inc.

By:	/s/ Alex Lemberg
Name: Alex Lemberg
Title: President